Exhibit 23.1

Shuttle Pharmaceuticals, Inc.

1 Research Court, Suite 450

Rockville, Maryland 20850

Gentlemen:

We consent to the use in this Registration Statement on Form S-1 of our report dated November 14, 2016 relating to the financial statements of Shuttle Pharmaceuticals, LLC. as of and for the years ended December 31, 2015 and 2014, and to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Paritz & Company, P.A.

Paritz & Company, P.A.

Hackensack, New Jersey

December 9, 2016